EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the “Report”) for the quarter ended January 31, 2009, each of the undersigned hereby certifies that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.
A signed original of this written statement required by Section 906 has been provided to Professional Veterinary Products, Ltd. and will be retained by Professional Veterinary Products, Ltd. and furnished to the SEC or its staff upon request.

/s/ Stephen J. Price Stephen J. Price	March 13, 2009
Chief Executive Officer and President

/s/ Neal B. Soderquist Neal B. Soderquist	March 13, 2009
Chief Financial Officer and Vice President